Registration No. 333-173848

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Post-Effective Amendment No. 1

to

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

MACE SECURITY INTERNATIONAL, INC.

(Exact Name of Registrant as Specified in its Charter)

DELAWARE	03-0311630
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

240 Gibraltar Rd, Suite 220, Horsham, Pennsylvania 19044

(267) 317-4009

(Address, including zip code, and telephone number, including area code, of registrant’s principle executive offices)

John J. McCann

President & Chief Executive Officer

Mace Security International, Inc.

240 Gibraltar Rd., Suite 220

Horsham, Pennsylvania, 19044

(267) 317-4009

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Gerald J. Guarcini, Esquire

Ballard Spahr, LLP

1735 Market Street, 51st Floor

Philadelphia, PA 19103, (215) 864-8625

(Approximate date of commencement of proposed sale to the public: Not Applicable)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box:  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 1 to the Registration Statement on Form S-1, as amended by two pre-effective amendments (Registration No. 333-173848) (the “Registration Statement”) of Mace Security International, Inc., a Delaware corporation (the “Registrant”), hereby amends the Registration Statement to remove from registration all shares of common stock of the Registrant that were not sold prior to the termination of the offering made pursuant to the Registration Statement. At the termination of the offering made pursuant to the Registration Statement, 23,996,459 shares of common stock were not sold or issued and the Selling Shareholders identified in the Registration Statement had not sold any of the 20,000,000 shares registered for sale by the Selling Shareholders. All unsold shares are hereby removed from the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this post-effective amendment to the Registration Statement to be signed by the following persons in the capacities and on the date indicated.

Mace Security International, Inc.
(Registrant)

By:	/s/ John J. McCann
John J. McCann
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this post-effective amendment to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

/S/ John J. McCann	President, Chief Executive Officer and Director	July 24, 2012
John J. McCann (Principle Executive Officer)

/S/ Gregory M. Krzemien	Chief Financial Officer and Treasurer	July 24, 2012
Gregory M. Krzemien (Principle Financial Officer and Principle Accounting Officer)

/S/ Richard A. Barone	Chairman of the Board	July 24, 2012
Richard A. Barone

/S/ Denis J. Amato	Director	July 24, 2012
Denis J. Amato

/S/ Larry Pollock	Director	July 24, 2012
Larry Pollock

/S/ Daniel V. Perella	Director	July 24, 2012
Daniel V. Perella